UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2010, John Bellano resigned his position as Senior Vice President Commercial Operations of GenMark Diagnostics, Inc. (the “Company”). Mr. Bellano’s responsibilities will be divided amongst Jennifer Williams, who has been promoted to Senior Vice President, Global Operations, Jeff Hawkins, who has been promoted to Senior Vice President, Marketing and Business Development and Mike Gleeson, who has been promoted to Vice President, US Sales.

Prior to joining the Company, Ms. Williams held executive and operational leadership roles with Cerberus Operations & Advisory Company LLC, HD Supply, The Home Depot, Honeywell International and AlliedSignal. Mr. Hawkins has previously served in senior marketing, product development and operations roles with Hologic Inc., Third Wave Technologies Inc., Sysmex America and Abbott Laboratories. Mr. Gleeson has previously held senior sales positions with enterprise software and services companies including Sybase, Inc., GuardianEdge Technologies, Inc., BEA Systems and Ernst & Young LLP.

In addition, on November 10, 2010, Steven Kemper resigned his position as Chief Financial Officer of the Company. Mr. Kemper’s resignation as Chief Financial Officer will be effective immediately, but he plans to remain with the Company until the end of the calendar year and will assist, along with Kevin O’Boyle, the Company’s audit committee chair, in the transition of his duties to an interim Chief Financial Officer. The Company plans to launch an external search to identify Mr. Kemper’s permanent replacement.

Item 7.01	Regulation FD Disclosure.

On November 10, 2010, the Company filed a complaint for declaratory judgment against Caliper Life Sciences, Inc. (“Caliper”) in the United States District Court for the Northern District of California. The Company filed its complaint in response to Caliper’s demands that the Company take a license to its patents, and Caliper’s threats to institute litigation against the Company. By its complaint, the Company seeks a declaration from the court that three of Caliper’s patents, U.S. Patent No. 6,366,924 entitled “Distributed Database for Analytical Instruments”; U.S. Patent No. 6,399,025; entitled “Analytical System and Method”; and U.S. Patent No. 6,495,104, entitled “Indicator Components for Microfluidic Systems”, are invalid, and that the Company does not infringe Caliper’s patents regardless of their purported validity. The court has not yet set a schedule or trial date for this action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: November 10, 2010	/S/ CHRISTOPHER GLEESON
Christopher Gleeson
Chief Executive Officer
(principal executive officer)